Exhibit 10.12

MODIFICATION AND APPROVAL AGREEMENT

THIS AGREEMENT ("Agreement") dated as of December ___, 2006 is made by and among US Wireless Online, Inc., a Nevada corporation ("US Wireless”) on the one hand, and AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. and AJW Partners, LLC, on the other hand (AJW Qualified Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. and AJW Partners, LLC are herein collectively referred to as “NIR”).

RECITALS

WHEREAS, on or near January 28, 2005, US Wireless issued 8% Callable Secured Promissory Notes (the “Notes”) and Warrants to NIR in the following amounts:

	Notes	Warrants
AJW Partners LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$210,000	210,000
AJW Offshore, Ltd. 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$675,000	675,000
AJW Qualified Partners, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$585,000	585,000
New Millennium Capital Partners II, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$30,000	30,000

WHEREAS, on or near May 11, 2006 the outstanding notes and warrants were amended to adjust the conversion price on the Notes and the exercise price on the Warrants.

WHEREAS, on or near May 11, 2006, US Wireless issued additional 8% Callable Secured Promissory Notes and Warrants to NIR in the following amounts:

AJW Partners LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$56,000	5,600,000
AJW Offshore, Ltd. 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$180,000	18,000,000
AJW Qualified Partners, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$156,000	15,600,000
New Millennium Capital Partners II, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$30,000	800,000

WHEREAS, on or near December ___, 2006, US Wireless issued additional 8% Callable Secured Promissory Notes and Warrants to NIR in the following amounts:

AJW Partners LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$34,800	1,740,000
AJW Offshore, Ltd. 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$239,200	11,960,000
AJW Qualified Partners, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$121,200	6,060,000
New Millennium Capital Partners II, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$4,800	240,000

WHEREAS, on or near December ____, 2006 US Wireless entered into an Acquisition Agreement and Option Agreement with IE Wireless, Inc., whereby IE Wireless, Inc., agreed to purchase 50.1% of the outstanding capital stock of US Wireless under certain terms and conditions;

WHEREAS, as a precondition to the consummation of the Acquisition Agreement and Option Agreement, IE Wireless, Inc. has required the modification of certain provisions of the Notes and Warrants with NIR and the overall approval of NIR to the transaction; and

WHEREAS, all Parties believe it is in the best interest of US Wireless and NIR to agree to the modifications and approve the transaction as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

MODIFICATION PROVISIONS

Section 1.1

Outstanding Balances.  As of the date hereof the total outstanding balances due and owing under the Notes, including principal, interest, penalties, and any and all sums which are claimed due are:

FUND	PRINCIPAL	INTEREST	WARRANTS
AJW Partners LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$375,300	$15,270	7,550,000
AJW Offshore, Ltd. 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$1,487,200	$52,330	30,635,000
AJW Qualified Partners, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$1,084,700	$42,920	22,245,000
New Millennium Capital Partners II, LLC 1044 Northern Blvd. Suite 302 Roslyn, New York 11576	$52,800	$2,210	1,070,000

Section 1.2

Modification of Notes.  The Notes shall be modified as follows:

(a)

The Maturity Date shall be extended through and including December 21, 2009.

(b)

NIR grants to US Wireless a “fresh start” whereby the Notes shall not be deemed in default as of the date hereof and no default shall be declared for a period beginning on the date hereof and ending on a date ninety days (90) from the date hereof.

Section 1.3

Security Agreement Modification.  The Security Agreement shall be modified as follows:

(a)

NIR agrees that it will subordinate its security interest in the Receivables to Rockland Financial as part of a Factoring Agreement.

Section 1.4

Registration Rights Agreement Modification.  The Registration Rights Agreement shall be modified as follows:

(a)

NIR shall have piggyback but not demand registration rights.

Section 1.5 General Modifications and Understanding.  NIR acknowledges and approves the following, and the contracts, understandings, notes, warrants and agreements between NIR and US Wireless are modified to the extent that the understanding and agreement herein causes such modification to avoid ambiguity and conflict between provisions:

(a)

US Wireless has entered into an Agreement whereby Sutioc Enterprises, Inc. is purchasing 50.1% of the outstanding equity in US Wireless and Sutioc Enterprises, Inc. has been granted the option to purchase up to 95% of the total outstanding equity;

(b)

US Wireless has granted anti-dilution protection to Sutioc, whereby Sutioc shall maintain at all times, weighted average anti-dilution protection rights as to the total number of issued and outstanding shares of common stock and preferred stock of the Company from time to time, at the rate of 50.1%.

(c)

US Wireless shall become current in its periodic reporting requirements under the Securities Act of 1934 on or before a date ninety days (90) from the date hereof and shall remain current thereafter.

(d)

NIR shall not declare a default on any obligations associated with any of the Agreements between NIR and US Wireless for a period beginning on the date hereof and ending on a date ninety days (90) from the date hereof.

(e)

NIR shall have piggy back registration rights and not demand registration rights as to all “Registerable Securities”.

(c)

Capitalized terms shall have the meaning in the Notes, Warrants, Security Agreement and Registration Rights Agreement as appropriate.

(d)

In the event of a conflict or ambiguity between the terms of this Modification and Approval Agreement and the terms of a particular individual agreement by and between US Wireless and NIR, the terms of this Agreement shall control and take precedence.

(e)

NIR approves the transaction by and between US Wireless and Sutioc Enterprises, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

US WIRELESS ONLINE, INC.

By:  ________________________________

Rick E. Hughes
President and Chief Executive Officer

AJW PARTNERS, LLC
By: SMS Group, LLC

By:  _______________________________
Corey S. Ribotsky
Manager

AJW OFFSHORE, LTD.
By:  First Street Manager II, LLC

By:  _______________________________
Corey S. Ribotsky
Manager

AJW QUALIFIED PARTNERS, LLC
By:  AJW Manager, LLC

By:  _______________________________
Corey S. Ribotsky
Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC.
By:  First Street Manager II, LLC

By:  _______________________________
Corey S. Ribotsky
Manager

5